UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2023

BRANCHOUT FOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	333-271422	87-3980472
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

205 SE Davis Avenue
Bend, Oregon	97702
(Address of principal executive offices)	(Zip Code)

(844) 263-6637

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BOF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

As of the date hereof, and as a result of the closing of the initial public offering (the “Offering”) of BranchOut Food Inc. (the “Company”) on June 21, 2023, the Company has outstanding total warrants to purchase up to 447,251 shares of its common stock which have been issued to various individuals and entities, consisting of (i) warrants to purchase 189,167 shares with an exercise price of $6.50 per share, (ii) warrants to purchase 154,246 shares with an exercise price of $7.10 per share, (iii) warrants to purchase 21,728 shares with an exercise price of $7.50 per share and (iv) warrants to purchase 82,110 shares with an exercise price of $7.20 which were issued to the representative of the underwriters in connection with the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANCHOUT FOOD INC.

Date: June 26, 2023	By:	/s/ Eric Healy
Eric Healy
Chief Executive Officer